Exhibit 99.2

Contacts:

Sidney Hinton	Philip Bourdillon/Gene Heller
President and CEO	Silverman Heller Associates
919-453-1750	310-208-2550
PowerSecure International to Participate In
The Roth 2007 New York Conference
WAKE FOREST, N.C. – August 28, 2007 – Sidney Hinton, president and chief executive officer of PowerSecure International, Inc., (Nasdaq: POWR), will speak at the Roth 2007 New York Conference, to be held at the Westin New York September 5-6, 2007.
In his presentation, which is scheduled to begin at 11:30 a.m. EDT on Wednesday, September 5, Hinton will discuss the company’s current operations and its prospects for the future, notably opportunities for its Interactive Distributed Generation® business and energy efficiency.
A copy of the slide presentation to be used at the Roth conference will be available in the Investors/Presentations section of the company’s Web site, www.powersecure.com.
About PowerSecure International:
PowerSecure International, Inc. is a leading provider of energy management and conservation solutions to utilities and their commercial, institutional, and industrial customers. PowerSecure partners with utilities to design and install Interactive Distributed Generation® systemsand services that manage load curtailment and peak demand conditions, enhance system reliability and provide customers with emergency power during outages. PowerSecure also provides utilities with legal and regulatory consulting, energy system engineering and construction, and energy conservation services.
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